UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2008

TOWER FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Indiana	000-25287	35-2051170
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

116 East Berry Street, Fort Wayne, Indiana 46802
(Address of principal executive offices)

Registrant’s telephone number, including area code:  (260) 427-7000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

On July 22, 2008, Tower Financial Corporation entered into an Amendment to its November 1, 2005 Employment Agreement with Donald F. Schenkel (the “Amendment”), a copy of which is attached hereto as Exhibit 99.1.

In connection with the Amendment, Mr. Schenkel tendered his resignation as President and Chief Executive Officer of Tower Financial Corporation, as well as its two subsidiaries, Tower Bank and Tower Trust Company, effective August 1, 2008, but retained his duties as Chair of the Company’s Board of Directors, as well as certain marketing and client relations.  In addition, the Amendment provides, for a salary adjustment commensurate with his new duties, provides among other things, that Mr. Schenkel will retire as Board Chair on July 1, 2011, and provides, further, that the terms of Mr. Schenkel’s Supplemental Executive Retirement Plan will be revised to conform with the requirements of the Amendment, without a material change in the monthly or aggregate retirement benefits thereunder.

On July 22, 2008, as required by the Amendment, the Company also entered into a Revised and Restated Tower Financial Corporation Supplemental Executive Retirement Plan (the “Amended SERP”).  The Amended SERP, among other things, changed the Normal Retirement Date to July 1, 2011 and made slight adjustments to the pre-retirement monthly SERP liability accrual amounts.  A copy of the Amended SERP, which is also annexed as an exhibit to the Amendment, is attached hereto as Exhibit 99.2.

Item 2.02   Results of Operations and Financial Condition

On July 24, 2008, Tower Financial Corporation issued a press release announcing its financial results for the second quarter ended June 30, 2008.  A copy of the press release is furnished herewith as Exhibit 99.3.

Item 5.02.   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On July 24, 2008, Tower Financial Corporation issued a press release, a copy of which is attached hereto as Exhibit 99.4, currently the President and Chief Executive Officer as well as the Chair of the Company’s board of Directors, will relinquish the post of President and Chief Executive Officer but will retain his role as Board Chair.

On the same date, the Company announced in its press release that Michael D. Cahill, formerly, since October 24, 2006, its Chief Operating Officer, has been appointed as the Company’s President and Chief Executive Officer.  Mr. Cahill served as the Company’s Chief Financial Officer from June 1, 2004 though April 20, 2007, and has been—and remains—President and Chief Executive Officer of Tower Bank, the Company’s banking subsidiary.

Mr. Cahill also serves as a director of Tower Financial Corporation.

Item 9.01 Financial Statement and Exhibits

(c)	Exhibits

99.1	Amendment to Employment Agreement of Donald. F. Schenkel

99.2	Revised and Restated Tower Financial Corporation Supplemental Executive Retirement Plan.

99.3	Press release, dated July 24, 2008 reporting Tower Financial Corporations financial results for its second quarter ended June 30, 2008.

99.4
Press release, dated July 24, 2008 reporting the resignation of Donald F. Schenkel as President and Chief Executive Officer, effective August 1, 2008, and appointment of Michael D. Cahill as the new President and Chief Executive Officer of Tower Financial Corporation, effective the same date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Tower Financial Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  July 25, 2008

TOWER FINANCIAL CORPORATION

By:	/s/ Donald F. Schenkel
Donald F. Schenkel, Chairman of the Board,
President, and Chief Executive Officer